SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2008

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-14875	52-1261113
(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

(410) 951-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Asset Purchase Agreement

On April 1, 2008 (the “Closing”), FTI Consulting, Inc., a Maryland corporation (“FTI”), through its wholly owned subsidiary FTI SMC Acquisition LLC, a Maryland limited liability company (“Buyer”), acquired substantially all of the assets of The Schonbraun McCann Consulting Group LLC, a New Jersey limited liability company (“SMCG”). The acquisition was completed pursuant to the terms of an Asset Purchase Agreement, dated as of March 31, 2008, by and among FTI, Buyer, SMCG, the individuals listed on Schedule I thereto (the “Members”) and Bruce Schonbraun as the Members’ Representative (the “Purchase Agreement”). The discussion of the Purchase Agreement and the transactions and agreements contemplated thereby in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The aggregate purchase price for the purchased assets at Closing was $127.25 million, consisting of (a) $102.25 million in cash and (b) 359,816 shares of FTI’s common stock with an aggregate value of $25 million (the stock was valued at $69.48 per share based on the average closing price of one share of FTI’s common stock on the NYSE for the five trading days ended March 31, 2008) (the “Share Consideration”). A portion of the purchase price was calculated based upon SMCG’s estimated net working capital as of the Closing, and is subject to a customary post-closing review and adjustment to the extent actual working capital is determined to differ from the estimated net working capital used to calculate the purchase price paid at closing. As part of the post-closing adjustment SMCG will also be paid for the balance of any excess working capital as and to the extent it is collected. In addition to the purchase price paid at closing, the Purchase Agreement provides for an earn-out of up to a maximum of $37.5 million, which is payable if and to the extent that EBITDA generated by SMCG’s assets following Closing exceeds an agreed target and can be earned over a period of five years.

The Share Consideration will be available to fund any working capital adjustments in favor of FTI and the Buyer, and to secure SMCG’s indemnification obligations. SMCG and its members have contractually agreed not to sell, transfer, assign, pledge or otherwise dispose of the Share Consideration for a period of up to five years following Closing pursuant to restricted stock agreements entered into with FTI. There will be a full release of restrictions on transfer of the Share Consideration issued for the benefit of a member in the event of such member’s death, permanent disability, a change of control of FTI or termination of such member’s employment by FTI without cause or by such member for good reason. In the event any member breaches any restrictive covenants applicable to such member or terminates his or her employment without “good reason” (as defined in his or her employment agreement), the contractual restrictions on transfer of shares with respect to which restrictions have not yet lapsed will be extended for an additional three years from the date that the restrictions would have otherwise lapsed. In the event the closing price of one share of FTI’s common stock is lower than $69.48 on the date a restriction on transfer lapses with respect to the Share Consideration issued for the benefit any member, FTI has agreed to pay in cash to such member the difference between $69.48 and the closing price of one share of FTI’s common stock on the date such restriction lapses. The form of restricted stock agreement is attached to the Purchase Agreement as Exhibit A.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to limited exceptions, the representations and warranties of SMCG and the Members survive for two (2) years following the Closing. Specified fundamental representations, such as organization and power and title to assets, survive indefinitely. Indemnification claims made by the Buyer for breaches of representations and warranties are generally capped at the value of the Share Consideration and are subject to a $600,000 threshold. Buyer’s recourse in the event of an indemnity claim is generally limited to the Share Consideration and offsetting the earnout payments otherwise due to SMCG.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Purchase Agreement contains representations and warranties that the parties thereto made as of specific dates. The assertions embodied in the representations and warranties in the Purchase Agreement were made solely for purposes of the Purchase Agreement and the transactions and agreements contemplated thereby among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 3.02	Unregistered Sales of Equity Securities

On April 1, 2008, as partial consideration for the acquisition described in Items 1.01 above, FTI issued 359,816 shares of its common stock to SMCG. In issuing these shares, FTI relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

As of April 1, 2008, as partial consideration for the acquisition of all of the outstanding share capital of Forensic Accounting Partners Limited, a private company limited by shares organized under the laws of England and Wales (“FA”), FTI issued 107,631 shares of common stock to the holders of the capital shares of FA. These shares of common stock have been issued in a transaction not involving a public offering in reliance on an exemption from registration under Section 4(2) of the Securities Act or Regulation S promulgated by the Securities and Exchange Commission with respect to issuances of shares of common stock in offshore transactions to persons outside of the United States.

As of March 14, 2008, as partial consideration for the acquisition of all of the outstanding share capital of Brewer Consulting Limited, a private company limited by shares organized under the laws of England and Wales (“Brewer”), FTI issued 78,751 shares of common stock to the holders of the capital shares of Brewer. These shares of common stock have been issued in a transaction not involving a public offering in reliance on an exemption from registration under Section 4(2) of the Securities Act or Regulation S promulgated by the Securities and Exchange Commission with respect to issuances of shares of common stock in offshore transactions to persons outside of the United States.

As of February 28, 2008, FTI entered into a Put Agreement for the benefit of sellers (the “Sellers”) in connection with FTI’s acquisition of all of the outstanding quotas of Tecnologia Servicos e Comercio de Equipamentos de Informatica, a Brazilian Company (“TSC”), and Orion Technology Comerico e Servicos, LTDA, a Brazilian company (“Orion”). The Put Agreement provides that FTI shall have the right and option to require the Sellers to purchase from FTI (collectively, the “Puts”) up to an aggregate of 33,310 shares of common stock at a purchase price of $54.33 per share (the stock was valued at $54.33 per share based on the average closing price of one share of FTI’s common stock on the NYSE for the five trading days prior to February 28, 2008). The Puts were issued in a transaction not involving a public offering in reliance on an exemption from registration under Section 4(2) of the Securities Act or Regulation S promulgated by the SEC with respect to issuances of shares of common stock in offshore transactions to persons outside of the United States.

As of February 8, 2008, as partial consideration for the acquisition of the capital stock of Rubino & McGeehin Consulting Group, a Florida corporation (“RCMG”), FTI issued 39,710 shares of common stock to the stockholders of RCMG. These shares of common stock have been issued in a transaction not involving a public offering in reliance on an exemption from registration under Section 4(2) of the Securities Act.

As of February 8, 2008, as partial consideration for the acquisition of substantially all of the assets of ADDS, LLC, a Delaware limited liability company (“Strategic Discovery”), FTI issued 97,067 shares of common stock to Strategic Discovery. These shares of common stock have been issued in a transaction not involving a public offering in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 8.01	Other Events

On March 31, 2008, FTI issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1*†	Asset Purchase Agreement dated March 31, 2008 by and among FTI Consulting, Inc., FTI SMC Acquisition LLC, The Schonbraun McCann Consulting Group LLC, the individuals listed on Schedule I thereto and Bruce Schonbraun as the Members’ Representative.

99.1	Press Release of FTI Consulting, Inc. dated March 31, 2008.

*	Exhibits, schedules (or similar attachments) to the Purchase Agreement (other than the form of Restricted Stock Agreement which is attached as Exhibit A thereto, are not filed). FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
†	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Act. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 3, 2008

FTI CONSULTING, INC.

/s/ Eric B. Miller
Eric B. Miller
Senior Vice President and General Counsel

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